EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2021 and 2020, March 31, 2021 and 2020
and the Six-Month Periods Ended June 30, 2021 and 2020

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2021
Composite Materials	$116.4	$66.0	$58.5	$240.9
Engineered Products	37.3	40.9	1.2	79.4
Total	$153.7	$106.9	$59.7	$320.3
	48%	33%	19%	100%

First Quarter 2021
Composite Materials	$112.5	$74.8	$49.9	$237.2
Engineered Products	35.1	36.9	1.1	73.1
Total	$147.6	$111.7	$51.0	$310.3
	48%	36%	16%	100%

Second Quarter 2020
Composite Materials	$171.8	$69.4	$65.0	$306.2
Engineered Products	32.1	39.0	1.4	72.5
Total	$203.9	$108.4	$66.4	$378.7
	54%	29%	17%	100%

First Quarter 2020
Composite Materials	$300.2	$73.2	$65.1	$438.5
Engineered Products	62.7	38.4	1.4	102.5
Total	$362.9	$111.6	$66.5	$541.0
	67%	21%	12%	100%

Year to date June 30, 2021
Composite Materials	$228.9	140.8	108.4	$478.1
Engineered Products	72.4	77.8	2.3	152.5
Total	$301.3	$218.6	$110.7	$630.6
	48%	35%	17%	100%

Year to date June 30, 2020
Composite Materials	$472.0	142.6	130.1	$744.7
Engineered Products	94.8	77.4	2.8	175.0
Total	$566.8	$220.0	$132.9	$919.7
	62%	24%	14%	100%